UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2006
THE BISYS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31254	13-3532663

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Eisenhower Parkway, Roseland, New Jersey	07068

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 973-461-2500
90 Park Avenue, New York, New York 10016

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
ITEM 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-2.1: SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT
EX-99.1: PRESS RELEASE

ITEM 1.01. Entry into a Material Definitive Agreement.
Amendment to Stock Purchase Agreement
On February 27, 2006, The BISYS Group, Inc. (the “Company”) entered into a Second Amendment to the Stock Purchase Agreement dated as of September 15, 2005 (as previously amended, the “Purchase Agreement”) by and among the Company, BISYS Inc., a wholly-owned subsidiary of the Company, Open Solutions Inc. (“Open Solutions”) and Husky Acquisition Corporation, a wholly-owned subsidiary of Open Solutions. The Purchase Agreement was amended to further extend the “Drop Dead Date” from February 28, 2006 to March 8, 2006. In connection with the amendment, Open Solutions has extended its financing commitment and the Company has agreed to compensate Open Solutions for its out-of-pocket expenses and incremental bank fees and interest costs related to the extension.
The foregoing summary description of the Second Amendment to the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such amendment, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
On February 27, 2006, the Company issued a press release related to the Second Amendment to the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description

2.1	Second Amendment to the Stock Purchase Agreement dated as of September 15, 2005 by and among Open Solutions Inc., Husky Acquisition Corporation, The BISYS Group, Inc., and BISYS Inc.

99.1	Press Release of The BISYS Group, Inc. dated February 27, 2006.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BISYS GROUP, INC.
Date: February 28, 2006	By:	/s/ Bruce Dalziel
Bruce D. Dalziel
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

2.1	Second Amendment to the Stock Purchase Agreement dated as of September 15, 2005 by and among Open Solutions Inc., Husky Acquisition Corporation, The BISYS Group, Inc., and BISYS Inc.

99.1	Press Release of The BISYS Group, Inc. dated February 27, 2006.

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